Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-212451 of our report dated March 4, 2016 (May 13, 2016 as to Notes 1, 18, 21 and 22) relating to the combined financial statements of First Hawaiian Combined, as described in the notes to the combined financial statements, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii

July 26, 2016